SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

Spectre Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-25764	41-1675041

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1466 Pioneer Way, Suite 10
El Cajon, California 92020

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (612) 279-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Press Release

Item 3.02 Unregistered Sales of Equity Securities

     On Friday, November 12, 2004, Spectre Gaming, Inc. (the “Company”) sold and issued an aggregate of 1,636,429 units solely to accredited investors in a closing of a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Each unit purchased in the private placement consisted of one share of common stock and a five-year warrant to purchase an additional share of common stock at an exercise price of $3.75 per share. Units were sold for a purchase price of $2.50 per unit, and raised an aggregate of $4,091,073 in gross proceeds less approximately $327,286 in sales commissions. Neither the units sold and issued in the private placement, nor the securities comprising such units (including shares of common stock issuable upon exercise of the warrants), were registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The Company sold and issued the units in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and on Rule 506 under the Securities Act. The disclosure contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

     99.1    Press Release dated November 15, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTFUNDS FINANCIAL CORPORATION
Date: November 17, 2004	By:	/s/ Brian D. Niebur
Brian D. Niebur, Chief Financial Officer

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